FACTORY 2-U STORES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I

                                     PURPOSE

      1.1. NAME. This Stock Purchase Plan shall be known as the Employee Stock Purchase Plan (the "Plan") and is dated as of December 8, 1999, the date on which it received the approval of the Board.

      1.2. PURPOSE. The Plan is intended to provide a method whereby employees of Factory 2-U Stores, Inc., a Delaware corporation (the "Company") and its participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company at a discount from market price.

      1.3. QUALIFICATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed in a manner consistent with the requirements of that section of the Code.

      1.4. DEFINITIONS. Capitalized terms used in this Plan document are defined in ARTICLE X.

                                   ARTICLE II

                                 ADMINISTRATION

      2.1. COMMITTEE POWERS. The Plan shall be administered by the Committee, which is a committee comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

      2.2. ACTION BY COMMITTEE. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee at a meeting shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and

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held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE III

                                OFFERING PERIODS

      3.1. GENERAL. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods (each, an "Offering Period") until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with ARTICLE VIII. The initial Offering Period shall commence upon the date specified by the Board and have a duration of 5 months, and each subsequent Offering Period shall commence immediately after the conclusion of the prior Offering Period and have a duration of 6 months unless, prior to the start of the Offering Period, the Committee establishes a different commencement date or a shorter duration for the particular Offering Period.

      3.2. PURCHASE RIGHTS. The Participant shall be granted a separate Purchase Right for each Offering Period in which he/she participates. The Purchase Right shall be granted on the Start Date of each Offering Period.

                                   ARTICLE IV

                          ELIGIBILITY AND PARTICIPATION

      4.1. SERVICE REQUIREMENT. An individual who is an Eligible Employee with at least one year of Service prior to the Start Date of an Offering Period may enter that Offering Period on its Start Date, provided he/she enrolls in the Offering Period on or before such date in accordance with SECTION 4.2 below. An Eligible Employee who completes his/her first year of Service during an Offering Period may not participate in the Plan until the next Offering Period.

      4.2. ENROLLMENT. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including a purchase agreement and payroll deduction authorization) and file such forms with the Committee (or its designate) at least five business days before the Start Date of the Offering Period.

      4.3. PAYROLL DEDUCTION AMOUNT. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the gross Earnings paid to the Participant, up to a maximum of ten percent (10%). The payroll deduction rate so authorized shall be applied to each pay period in the Offering Period, and shall continue in effect for the remainder of the Offering Period and all subsequent Offering Periods, except to the extent such rate is changed in accordance with SECTIONS 4.4, 4.5 AND 4.6.

      4.4. CHANGES DURING PERIOD. Any Participant may, at any time during an Offering Period, increase or reduce his/her rate of payroll deduction. Such increase or reduction shall become effective as soon as administratively practicable after filing of the requisite change form with the Committee (or its

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designate), but the Participant may not effect more than one such change during the same Offering Period.

      4.5. CHANGES FOR SUBSEQUENT PERIODS. Any Participant may, prior to the commencement of an Offering Period, increase or decrease the rate of his/her payroll deduction effective for such Offering Period by filing the appropriate form with the Committee (or its designate). If the form is filed at least 5 business days before the Start Date of the Offering Period, the new rate shall become effective as of the Start Date of the first Offering Period following the filing of such form.

      4.6. TERMINATION OF PAYROLL DEDUCTIONS. Payroll deductions will automatically cease upon the termination of the Participant's Purchase Right in accordance with the applicable provisions of ARTICLE VI below. In addition, if a Participant elects to reduce his/her payroll deductions to zero, this will cause a termination of his/her Purchase Rights under SECTION 6.6. Any change pursuant to this SECTION 4.6 shall be in addition to the changes permitted under SECTIONS
4.4 AND 4.5.

                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

      5.1. SHARES AVAILABLE. Subject to adjustment under SECTION 5.2 below, 350,000 shares are reserved for issuance pursuant to the Plan. The Common Stock purchasable under the Plan shall, solely in the discretion of the Committee, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

      5.2. ADJUSTMENTS. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, reorganization, merger in which the Company is the surviving corporation, spin-off, extraordinary dividend or other change affecting such outstanding Common Stock as a class without the Company's receipt of consideration, adjustments shall be made by the Board or the Committee, as it deems appropriate in its discretion, to (a) the class and maximum number of securities issuable pursuant to the Plan, (b) the class and maximum number of securities purchasable per Participant during any one Offering Period, and (c) the class and number of securities and the price per share in effect under each Purchase Right outstanding under the Plan. Such adjustments shall be designed to preclude the enhancement or dilution of rights and benefits under the Plan. Any determination under this SECTION 5.2 shall be binding and conclusive.

                                   ARTICLE VI

                                 PURCHASE RIGHTS

      6.1. PURCHASE RIGHT. An Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock on the Purchase Date for such Offering Period, upon the terms and conditions set forth below.

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      6.2. PURCHASE PRICE. Common Stock shall be purchased at the end of each
Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (a) the fair market value per share on the Start Date of that Offering Period or (b) the fair market value per share on the Purchase Date of such Offering Period.

      6.3. CALCULATION OF FAIR MARKET VALUE OF COMMON STOCK. The fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (a) If the Common Stock is listed on a national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, its fair market value shall be the closing sales price for such stock on such exchange or market as is determined by the Board to be the primary market for the Common Stock on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

            (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean of the highest bid and lowest asked prices for the Common Stock on the date in question (or if there were no reported bid and asked prices for such date, then on the next preceding trading day for which such quotations exist).

      6.4. NUMBER OF PURCHASABLE SHARES. Subject to the limitations set forth in
ARTICLE VII, the number of shares purchasable per Participant for an Offering Period shall be the number of whole and fractional shares (to four decimal places) obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period; provided, however, such number may not exceed 2,500 shares in any Offering Period. Under no circumstances shall Purchase Rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

      6.5. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay date immediately following the Start Date of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last business day of the Offering Period. The amounts so collected shall be credited to the book account established for the Participant under the Plan. No interest shall be paid on accumulated payroll deductions. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

      6.6. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding Purchase Rights:

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            (a) A Participant may, at any time prior to the last five business days of the Offering Period, terminate his/her outstanding Purchase Right under the Plan for the Offering Period by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Offering Period in which such termination occurs shall be refunded to the Participant (without interest) as soon as administratively practicable. If a Participant elects to reduce his/her payroll deductions to zero under SECTION 4.6, this will also constitute a termination of his/her Purchase Right.

            (b) The termination by a Participant of his/her Purchase Rights under SECTION 6.6(A) shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated Purchase Right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) in accordance with
SECTION 4.2.

            (c) If the Participant ceases to be employed by a Participating Company or otherwise ceases to be an Eligible Employee while his/her Purchase Right remains outstanding, then such Purchase Right shall immediately terminate, and the payroll deductions collected from such Participant for the Offering Period in which the Purchase Right so terminates shall be refunded to the Participant as soon as administratively practicable.

      6.7. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose Purchase Rights have been terminated in accordance with SECTION 6.6) on each Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Offering Period ending on such Purchase Date to the purchase of whole and fractional shares of Common Stock (subject to the limitations on the maximum number of purchasable shares set forth in SECTION 6.4 and ARTICLE
VII) at the purchase price in effect for such Offering Period. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the maximum number of shares purchasable by the Participant for the Offering Period shall be refunded to the Participant as soon as administratively practicable.

      6.8. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding Purchase Rights on any particular Purchase Date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant as soon as administratively practicable.

      6.9. RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

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      6.10. ASSIGNABILITY. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant.

      6.11. DEATH OF PARTICIPANT. If a Participant dies while his/her Purchase Right remains outstanding, his/her accumulated payroll deductions shall be paid to his/her designated beneficiary, or in the absence of a designated beneficiary, to his/her estate as soon as is administratively practicable.

      6.12. HOLDING PERIOD. Shares of Common Stock purchased under the Plan shall not be sold until six months after the Purchase Date with respect to such Common Stock. During such six-month period, stock certificates for the purchased shares shall be held for the Participant in a brokerage account at a nationally recognized brokerage firm designated by the Company. At the conclusion of the six-month holding period, the Participant may instruct the broker to sell the shares or to deliver the certificates to the Participant free of all restrictions.

      6.13. SALE OF STOCK. If a Participant sells, disposes, or in any way transfers shares of Common Stock purchased under the Plan prior to (i) two years after the Start Date of the Offering Period or (ii) one year after the Purchase Date, the Participant shall immediately provide to the Company information, including, without limitation, the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price, as well as other such information the Company may request. By executing the enrollment forms, each Participant obligates himself or herself to provide such information to the Company.

      6.14. CORPORATE TRANSACTIONS. Should a Corporate Transaction occur during the Offering Period, unless the surviving or successor corporation shall have agreed to assume the Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date, which shall be a date determined by the Board or the Committee which is before the effective date of the proposed Corporate Transaction. In such event, all accumulated payroll deductions for such Offering Period (which have not been timely withdrawn) shall be automatically applied to purchase Common Stock on the newly designated Purchase Date. The applicable share limitations of ARTICLES V, VI AND VII shall continue to apply to any such purchase.

      6.15. NOTICE OF CORPORATE TRANSACTION. The Company shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of a designation of a Purchase Date pursuant to SECTION 6.14, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this ARTICLE VI.

                                   ARTICLE VII

                           LIMITATION ON PARTICIPATION

      7.1. GENERAL. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Purchase Right outstanding under this Plan if and to the extent such accrual, when aggregated with (a) rights to purchase Common Stock accrued under any other Purchase Right outstanding under this Plan and (b)

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similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company and its Corporate Affiliates (determined on the basis of the fair market value of such stock on the date or dates such Purchase Rights are granted the Participant) for each calendar year such rights are at any time outstanding.

      7.2. ACCRUAL OF PURCHASE RIGHTS. For purposes of applying the limitation set forth in SECTION 7.1, the right to acquire Common Stock pursuant to each Purchase Right outstanding under the Plan shall accrue as follows:

            (a) The right to acquire Common Stock under a Purchase Right shall accrue (i) on the Purchase Date for the applicable Offering Period, in the case of this Plan, and (ii) when the Purchase Right first becomes exercisable, in the case of any other employee stock purchase plan.

            (b) No right to acquire Common Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more Purchase Rights held by the Participant during such calendar year.

            (c) If by reason of such limitation, any Purchase Right of a Participant does not accrue for a particular Offering Period, then the payroll deductions which the Participant made during that Offering Period with respect to such Purchase Right shall be promptly refunded.

      7.3. PRIORITY. In the event there is any conflict between the provisions of this ARTICLE VII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this ARTICLE VII shall be controlling.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      8.1. AMENDMENTS. The Board may amend, suspend or discontinue the Plan at any time or from time to time, provided that any such action which adversely affects Purchase Rights previously granted shall only be effective following the close of any Offering Period. Shareholder approval of any such action shall not be required except as necessary to continue the Plan's qualification under
Section 423 of the Code or as required by law.

      8.2. TERMINATION. The Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been sold pursuant to Purchase Rights exercised under the Plan. The Company shall have the right, exercisable in the sole discretion of the Board, to terminate the Plan at any earlier time. Upon termination of the Plan by the Board during an Offering Period, the Offering Period then in progress shall be shortened by setting a new

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Purchase Date, which shall be a date determined by the Board. The Company shall give Participants at least 10 business days notice of the new Purchase Date and then all accumulated payroll deductions for such Offering Period, which have not been withdrawn as of 5 business days before the new Purchase Date, shall be automatically applied to purchase Common Stock on the newly designated Purchase Date. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety, in which case no further Purchase Rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan. All shares purchased under the Plan prior to termination of the Plan shall be subject to the six-month holding period under SECTION 6.12 unless the Board determines otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1. PLAN COMMENCEMENT. The Plan shall be effective as of February 1, 2000, subject to SECTION 9.2.

      9.2. SHAREHOLDER APPROVAL. No shares shall be purchased under the Plan prior to shareholder approval of the Plan. In the event shareholder approval has not been obtained prior to the Purchase Date of the initial Offering Period, then the initial Offering Period shall be extended until the time such shareholder approval is obtained. The Plan and all rights to purchase Common Stock granted pursuant to the Plan shall be void if the stockholders do not approve the Plan within twelve (12) months from the date the Plan is approved by the Board.

      9.3. COSTS. The Company shall pay all costs and expenses incurred in the administration of the Plan, except the costs of disposition, transfer or sale of Common Stock (or stock certificates) by a Participant.

      9.4. NO EMPLOYMENT RIGHTS. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period or interfere in any way with the right of the Company and its Corporate Affiliates to terminate the employment of any employee.

      9.5. EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to satisfy the requirements of Section 423 of the Code. This provision shall take precedence over any conflicting provision of the Plan.

      9.6. CONFLICT OF LAWS. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

                                    ARTICLE X

                                   DEFINITIONS

      For purposes of the Plan, the following terms shall have the meanings indicated:

      "Board" means the Board of Directors of the Company.

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      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the Compensation Committee of the Board.

      "Company" means Factory 2-U Stores, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Factory 2-U Stores, Inc., which shall by appropriate action adopt the Plan.

      "Common Stock" means shares of the Company's common stock.

      "Corporate Affiliate" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the effective date of the Plan.

      "Corporate Transaction" means a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the company is incorporated), a sale of all or substantially all of the Company's assets, or a liquidation or dissolution of the Company.

      "Earnings" means the regular base salary or wages paid by the Company to the Participant.

      "Eligible Employee" means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

      "Offering Period" means the designated period for accumulation of payroll deductions as specified in SECTION 3.1 hereof. Except as otherwise designated by the Committee, each Offering Period shall be six months (except for the initial Offering Period, which shall be five) and shall end on the last business day of June and December, respectively.

      "Participant" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

      "Participating Company" means the Company and those Corporate Affiliates as may be designated from time to time by the Board for participation in the Plan.

      "Plan" means the Factory 2-U Stores, Inc. Employee Stock Purchase Plan as from time to time in effect.

      "Purchase Date" means the last business day of each Offering Period, on which shares of Common Stock are automatically purchased for Participants under the Plan.

      "Purchase Right" means the right to purchase Common Stock at the end of an Offering Period, which right is granted at the Start Date of such Offering Period, subject to the terms of the Plan.

      "Service" means the period during which an individual performs services as an employee of a Participating Company and shall be measured from his or her hire date, whether that date is before or after the effective date of the Plan.

      "Start Date" shall mean the first day of any Offering Period.

                                    FACTORY 2-U STORES, INC.



                                    By:  /S/  MICHAEL M. SEARLES
                                         ---------------------------------
                                         Michael M. Searles, President